UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 14, 2008

Date of Report (Date of earliest event reported)
NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Charter)

STATE OF WASHINGTON	000-18307	91-1423516

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)
101 STEWART STREET, SUITE 700, SEATTLE, WASHINGTON 98101

(Address of principal executive offices)                                                                                                                                   (Zip Code)
(206) 621-1351

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On September 9, 2008, the District Court, for the City and County of Denver upheld a preliminary injunction enjoining Northland Cable Properties Eight Limited Partnership (“NCP-Eight”) from terminating the asset purchase agreement dated as of July 5, 2007 between NCP-Eight and Green River Media and Communications, LLC (“Green River”) (the“Agreement”). Pursuant to the District Court’s preliminary injunction, the Agreement currently remains in full force and effect. NCP-Eight has appealed the initial injunction order of the District Court and it is currently unknown when the appellate court will rule on its appeal.
NCP-Eight will diligently work toward completing a transaction for the sale of its operating assets that are the subject of the Agreement, although no assurance can be given that such a transaction will be consummated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northland Cable Properties Eight Limited Partnership

By: Northland Communications Corporation (General Partner)

	By:	/s/ GARY S. JONES
Name: Gary S. Jones
Title: President

Dated: October 14, 2008	By:	/s/ RICHARD I. CLARK
Name: Richard I. Clark
Title: Executive Vice President, Treasurer and Assistant Secretary